EXHIBIT 10.81

ADOBE SYSTEMS INCORPORATED
FY ‘14 NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

(Effective November 30, 2013)
Cash Compensation
Board Member Annual Retainer
•$60,000 annual fee
Board Chair Annual Retainer
•$50,000 annual fee for each Chair
Committee Member Annual Retainers
•Audit Committee — $20,000 annual fee
•Executive Compensation Committee — $15,000 annual fee
•Nominating and Governance Committee — $7,500 annual fee

Committee Chair Retainers
•Audit Committee — $40,000 annual fee
•Executive Compensation Committee — $30,000 annual fee
•Nominating and Governance Committee — $15,000 annual fee

The annual retainers described above for Committee and Chair service are in addition to the base $60,000 annual retainer. All cash compensation is earned on a fiscal year basis, paid at the end of each quarter. Directors who commence service mid-quarter or who terminate service mid-quarter will receive pro-rated retainers to be paid at the end of the applicable quarter.
Each Director may elect to defer 5% to 100% of cash compensation in the Adobe Deferred Compensation Plan by timely submitting an election to the company.
Equity Compensation
New Director Restricted Stock Unit Award
A restricted stock unit award will be granted to each new Director when appointed to the Board of Directors based on the following conditions:

•
The award shall have a target grant value of $450,000 (Note: Directors receiving an initial award will not be eligible to receive an annual award until the second Annual Meeting of Stockholders after joining the Board. Directors who first join the Board upon being elected at an Annual Meeting of Stockholders will receive an annual award at the next year’s Annual Meeting, as their second Annual Meeting)

•	The target grant value shall be converted into the number of shares underlying the award based on the average stock price over the 30 calendar days ending on the day before the date of grant

•	The award will vest over a two-year period, 50% each year on the anniversary of the grant date

Annual Restricted Stock Unit Award
An annual restricted stock unit award will be granted to each Director on the business day immediately following the date of our Annual Meeting of Stockholders based on the following conditions:

•	The award shall have a target grant value of $260,000

•
The target grant value shall be converted into the number of shares underlying the award based on the average stock price of Adobe common stock over the 30 calendar days ending on the day before the date of grant

•	The award will vest 100% on the day immediately preceding the date of our next Annual Meeting of Stockholders

Each Director may elect to defer either 0% or 100% (per vesting tranche) of restricted stock unit awards in the Adobe Deferred Compensation Plan by timely submitting an election.
All equity grants are subject to our Stock Ownership Guidelines.
This policy will be reviewed annually.